UNITED STATES
         SECURITIES AND EXCHANGE COMMISSION
               WASHINGTON, D.C.  20549

                    FORM 8-K/A

  Current Report Pursuant to Section 13 or 15(d) of
        The Securities Exchange Act of 1934

	            March 12, 2007
    Date of Report (Date of earliest event reported)

                  TelVue Corporation
 (Exact name of registrant as specified in its charter)

    	   Delaware              0-17170            51-0299879
(State or other jurisdiction  (Commission        (I.R.S. Employer
   of  incorporation)          File Number)      Identification No.)

                      16000 Horizon Way, Suite 500,
                   Mt. Laurel, New Jersey  08054
             (Address of principal executive offices)

                            856-273-8888
     (Registrant's telephone number, including area code)

                               N/A
                  (Former name or former address,
                   if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)

__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(7 CFR 240.14a-12)

__	Pre-commencement communications pursuant to Rule 14d-2(b) under the
	Exchange Act (17 CFR 240.14d-2(b))

__	Pre-commencement communications pursuant to Rule 13e-4(c) under the
	Exchange Act (17 CFR 240.13e-4(c))

	This Current Report on Form 8-K/A ("Form 8-K/A") amends the Form 8-K filed by TelVue Corporation ("TelVue") on March 13, 2007 (the "Original 8-K") to include the information required by Item 9.01 of the Form 8-K in connection with TelVue's recent acquisition of Princeton Server Group, Inc. ("PSG").

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

	The financial statements of PSG, including the report of the independent registered public accounting firm, Pressman Ciocca Smith LLP, required by this item appear at Exhibit 99.2 to this Current Report on Form 8-K/A and are incorporated by reference herein.

(b)	Pro Forma Financial Information

	The pro forma financial information required by this item appear at
Exhibit 99.3 to this Current Report on Form 8-K/A and are incorporated by reference herein.

	Information set forth or incorporated by reference in this document contains financial estimates and other "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The financial estimates and forward-looking statements are subject to risks and uncertainties that may cause future experience and results to differ materially from those discussed in these financial estimates and forward-looking statements. Important factors that might cause such a difference include, but are not limited to, the challenges and costs of integrating the operations and personnel of PSG; reaction of customers of PSG and TelVue and related risks of maintaining pre-existing relationships of PSG and TelVue; the impact of acquisitions and divestitures on the synergies of TelVue's programs; competitive factors, including pricing pressures; and other events. Except for TelVue's ongoing obligations to disclose material information under the federal securities laws, TelVue disclaims an obligation to update any financial estimates or forward-looking statements after the date of this document.

(c)	Exhibits.

2.1*	Stock Purchase Agreement by and among TelVue Corporation and
	stockholders holding all the issued and outstanding shares of Princeton Server Group, Inc. dated as of March 7, 2007.

23.1	Consent of Independent Registered Public Accounting Firm - Pressman
	Ciocca Smith LLP

99.1*	Press Release, dated March 7, 2007.

99.2	Financial Statements of Princeton Server Group, Inc.

99.3	Unaudited Pro Forma Consolidated Financial Statements.

* Previously filed with the Original 8-K.


                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the ndersigned hereunto duly authorized.


Date:	May 25, 2007                    TelVue Corporation

                                 By:    /s/ Joseph Murphy
                                 Name:  Joseph Murphy
                                 Title: President and Chief Executive
                                        Officer

EXHIBIT INDEX

2.1*	Stock Purchase Agreement by and among TelVue Corporation and
	stockholders holding all the issued and outstanding shares of Princeton Server Group, Inc. dated as of March 7, 2007.

23.1	Consent of Independent Registered Public Accounting Firm -
	Pressman Ciocca Smith LLP

99.1*	Press Release dated March 7, 2007.

99.2	Financial Statements of Princeton Server Group, Inc.

99.3	Unaudited Pro Forma Consolidated Financial Statements.

* Previously filed with the Original 8-K.


EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
TelVue Corporation:

We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-87631) of TelVue Corporation of our report dated May 18, 2007, relating to the balance sheets of Princeton Server Group, Inc. (formerly a limited liability company known as Princeton Server Group LLC) as of December 31, 2006 and 2005, and the related statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the current report on Form 8-K/A of TelVue Corporation filed as of May 29, 2007.

/s/  Pressman Ciocca Smith LLP
Huntingdon Valley, Pennsylvania
May 25, 2007


EXHIBIT 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
Princeton Server Group, Inc.

We have audited the accompanying balance sheets of Princeton Server
Group, Inc. (formerly a limited liability company known as Princeton
Server Group LLC) as of December 31, 2006 and 2005, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Princeton Server Group, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America


/s/  Pressman Ciocca Smith LLP
Huntingdon Valley, Pennsylvania
May 18, 2007


Princeton Server Group, Inc.
Balance Sheets
December 31, 2006 and 2005



                                                    2006            2007
                                               -------------   -----------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents                     $   156,982     $   83,436
  Accounts receivable - trade, net of
   allowances for doubtful accounts of
   $3,400 in 2006                                   338,747        135,038
  Inventory                                          68,888         83,903
  Prepaid expenses                                    3,095          1,963
                                                -----------     ----------
     TOTAL CURRENT ASSETS                           567,712        304,340

PROPERTY AND EQUIPMENT                              128,910         95,375
  Less accumulated depreciation                      63,719         31,436
                                                -----------     ----------
                                                     65,191         63,939

PATENTS, net of accumulated amortization
 of $859 in 2006 and $289 in 2005                    10,538         11,108
                                                 ----------     ----------
                                                 $  643,441     $  379,387
                                                 ==========     ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                               $  129,145     $   22,113
  Accrued expenses                                   95,949        218,872
  Note payable - stockholder, current               100,000           -
  Deferred service revenue                          171,791         31,615
                                                -----------     ----------
     TOTAL CURRENT LIABILITIES                      496,885        272,600

NOTE PAYABLE - STOCKHOLDER, net of
  current portion                                      -            85,000

CONVERTIBLE NOTES PAYABLE                           400,329        250,000

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, $.01 par value, 10,000,000
   shares authorized, 3,963,000 shares issued
   and outstanding at December 31, 2006              39,630           -
 Additional paid-in capital                         945,275           -
 Accumulated deficit in 2006 and
   members' deficit in 2005                      (1,238,678)      (228,213)
                                                 -----------    -----------
                                                   (253,773)      (228,213)
                                                 -----------    -----------
                                                 $  643,441     $  379,387
                                                 ===========    ===========
See accompanying notes.

Princeton Server Group, Inc.
Statements of Operations
Years Ended December 31, 2006 and 2005

                                                    2006            2005
                                                    ----            ----
REVENUES
  Consulting                                   $   311,958     $   577,520
  Product sales                                  1,521,418         397,505
                                               -----------     -----------
                                                 1,833,376         975,025
COST OF REVENUES
  Consulting                                       201,023         385,937
  Product sales                                    761,971         148,217
                                               -----------     -----------
                                                   962,994         534,154
                                               -----------     -----------
GROSS PROFIT                                       870,382         440,871

OPERATING EXPENSES
  Selling and marketing                            675,839         141,984
  General and administrative
  (excluding depreciation and amortization)      1,136,865         392,648
  Depreciation & amortization                       32,853          23,936
                                               -----------     -----------
                                                 1,845,557         558,568
                                               -----------     -----------
OPERATING LOSS                                    (975,175)       (117,697)

OTHER INCOME (EXPENSE)
  Interest income                                    5,245           1,729
  Interest expense                                 (15,461)         (6,885)
                                                -----------     -----------
                                                   (10,216)         (5,156)
                                                -----------     ----------
LOSS BEFORE INCOME TAXES                          (985,391)       (122,853)

INCOME TAX EXPENSE (BENEFIT)                          -               -
                                                -----------     -----------

NET LOSS                                         $(985,391)      $(122,853)
                                                 ==========      ==========

See accompanying notes.


Princeton Server Group, Inc.
Statements of Stockholders' Deficit
Years Ended December 31, 2006 and 2005


                                      Additional    Members/      Total
                              Common   Paid-In    Accumulated  Stockholders'
                              Stock    Capital      Deficit       Deficit
                           -------------------------------------------------

BALANCE, JANUARY 1, 2005      $   -     $    -      $  (105,360)    $(105,360)

Net loss                          -          -         (122,853)     (122,853)
                            ----------  ----------    ----------    ----------

BALANCE, DECEMBER 31, 2005        -          -         (288,213)     (228,213)

Issuance of 963 units of
 limited liability company        -          -          959,831       959,831

Issuance of 3,963,000 shares
 of common stock                39,630    945,275      (984,905)         -

Net loss                         -           -         (985,391)     (985,391)
                            ----------  ----------    ----------    ----------
BALANCE, DECEMBER 31, 2006  $   39,630   $945,275   $(1,238,678)    $(253,773)
                            ==========  ==========    ==========    ==========

See accompanying notes.

Princeton Server Group, Inc.
Statements of Cash Flows
Years Ended December 31, 2006 and 2005


CASH FLOWS FROM OPERATING ACTIVITIES              2006           2005
                                                  ----           ----

    Net loss		                     $  (985,391)    $  (122,853)
    Adjustments to reconcile net loss
     to net cash (used in) operating
     activities:
      Depreciation and amortization               32,853          23,936
      Accrued interest on note payable               329            -
    Changes in operating assets and
      liabilities:
      Accounts receivable - trade               (203,709)        (86,838)
      Inventory                                   15,015         (75,903)
      Prepaid expenses                            (1,132)           (933)
      Accounts payable                           107,032         117,498
      Accrued expenses                          (122,923)           -
      Deferred service revenue                   140,176          26,702
                                              ----------      ----------
NET CASH (USED IN)
OPERATING ACTIVITIES                          (1,017,750)       (118,391)

  CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment          (33,535)        (56,869)
    Patent costs                                    -            (11,397)
                                              ----------      ----------
NET CASH (USED IN)
INVESTING ACTIVITIES                             (33,535)        (68,266)

  CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from convertible notes              400,000         250,000
    Proceeds from note payable - stockholder      15,000          20,000
    Capital contribution                         709,831            -
                                              ----------      ----------
NET CASH PROVIDED BY
FINANCING ACTIVITIES                           1,124,831         270,000
                                              ----------      ----------
NET INCREASE IN CASH
AND CASH EQUIVALENTS                              73,546          83,343

CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR                              83,436              93
                                              ----------      ----------
CASH AND CASH EQUIVALENTS
AT END OF YEAR                                $  156,982      $   83,436
                                              ==========      ==========

See accompanying notes.

Princeton Server Group, Inc.
Notes to Financial Statements
December 31, 2006 and 2005



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Princeton Server Group, Inc. (formerly a limited liability company known as Princeton Server Group
LLC) ("the Company") is presented to assist in understanding its financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Business Activity and Concentration of Credit Risk

The Company was formed as a limited liability company in March 2003 for the purpose of manufacturing digital broadcast appliances used by broadcasters to operate digital broadcast channels and manage digital video programming. Effective June 30, 2006, the Company was merged into a newly formed corporation changing the entity from a limited liability company to a corporation. Members of the limited liability company were issued 1,000 shares of common stock for each unit owned.

The Company maintains cash balances at a financial institution. Accounts at this institution are insured by the Bank Insurance Fund up to $100,000. The Company maintains cash balances in excess of the insured amount.

During 2006, one customer accounted for 16% of sales and accounted for 3% of receivables at December 31, 2006. During 2005, two customers accounted for 61% of sales and accounted for 29% of receivables at December 31, 2005.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all short-term debt securities purchased with an original maturity of three (3) months or less to be cash equivalents.

Accounts Receivable - Trade

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined by the specific-identification method, and market represents the lower of replacement cost or estimated net realizable value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the assets. Property and equipment consists primarily of operating equipment.

Expenditures for renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets with definite lives, such as patents, are amortized on the straight-line method over the life of the assets.

Valuation of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the Company periodically evaluates whether events or circumstances have occurred that indicate that the remaining useful lives of its long-lived assets, including property and equipment should be revised or that the remaining balance of such assets may not be recoverable using objective methodologies. Such methodologies include evaluations based on cash flows generated by the underlying assets or other determinants of fair value. As of December 31, 2006, management believes that no revisions to the remaining lives or write-downs of carrying values are required.

Revenue Recognition

The Company recognizes consulting revenues in the month service is provided. Revenues from product sales are recognized when a firm sales agreement is in place, delivery has occurred and collectibility of the fixed or determinable sales price is reasonably assured. A portion of the revenues from product sales is allocated to technical support and is recognized monthly over the initial year.

Income Taxes

Effective July 1, 2006, the Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized. Differences between financial reporting and tax bases arise most frequently from differences in timing of income and expense recognition.

Deferred income tax expense is measured by the change in the net deferred income tax asset or liability during the year.

Prior to July 1, 2006, the Company was a limited liability company. In lieu of corporate income taxes, the members of a limited liability corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision for corporate income taxes is included in these financial statements for periods prior to July 1, 2006

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense is included in selling and marketing expense in the accompanying statements of operations.

NOTE 2 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:              2006           2005
                                            ----           ----

 Interest-related party                   $  9,867        $ 6,885
 Interest-other                              5,265           -
                                          --------        -------
 Interest                                 $ 15,132        $ 6,885
                                          ========        =======
 Income taxes                             $   -           $  -
                                          ========        =======

Noncash Investing and Financing Transactions

In February 2006, a convertible note in the amount of $250,000 was converted into 308 units of the limited liability company. In June 2006, 3,963 units of the limited liability company were converted into 3,963,000 shares of common stock.

NOTE 3 - PROPERTY AND EQUIPMENT

A schedule of property and equipment at December 31, 2006 and 2005, is as follows:

                                                              Estimated
                                                            Useful Lives
                                      2006        2005         in Years
---------------------------------------------------------------------------

  Operating equipment              $ 107,401    $ 73,866            5
  Office furniture and equipment      21,509      21,509            5
                                   ---------    --------
                                   $ 128,910    $ 95,375
                                   =========    ========


NOTE 4 - NOTE PAYABLE - STOCKHOLDER

The note payable - stockholder bears interest at prime plus 2.25%, with a ceiling of 10.0%. The effective interest rates were 10.0% and 9.5% at December 31, 2006 and 2005, respectively. The outstanding balances at December 31, 2006 and 2005 were $100,000 and $85,000, respectively. The note was repaid in March 2007.


NOTE 5 - CONVERTIBLE NOTES PAYABLE

At December 31, 2006, the Company had a note payable to TelVue Corporation ("TelVue") in the amount of $400,000 plus accrued interest of $329. The note was a convertible note, which bore interest at six percent (6%). No payments of principal or interest were due until July 1, 2007. Interest accrued through July 1, 2007 would be added to the principal. Interest was payable monthly from July 1, 2007 through January 1, 2008. The remaining balance was payable in forty eight (48) monthly installments of principal and interest commencing February 1, 2008. The note was scheduled to mature in January 2012.

TelVue had the option to convert the unpaid principal balance of the note and all accrued, but unpaid interest into common stock of the Company.
In connection with the note, the Company issued a warrant, which entitled TelVue to purchase 129,629 shares of common stock of the Company for $1.08 per share. The warrant commences on July 1, 2007 and expires on December 31, 2016.

The note was forgiven in March 2007, when TelVue acquired all of the outstanding stock of the Company. See Note 10.

At December 31, 2005, the Company had a convertible note payable in the amount of $250,000. The note was scheduled to be repaid in quarterly payments of $17,660, including interest at 12%, commencing July 1, 2007. The loan was scheduled to mature in April 2012. In February 2006, the note was converted into 308 units of the limited liability company and subsequently converted into 308,000 shares of common stock.

NOTE 6 - LEASE COMMITMENTS

The Company leases office space under an operating lease requiring future minimum lease payments of $15,322 in 2007. Rental expense under the operating lease for office facilities amounted to $27,803 and $15,664 for the years ended December 31, 2006 and 2005, respectively.

It is expected that, in the normal course of business, expiring leases will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum operating lease commitments will not be less than the expense incurred in 2006.

NOTE 7 - CORPORATE INCOME TAXES

The provisions for income tax expense (benefit) for 2006 consist of the following components:

  Current

    Federal                          $   -
    State                                -
                                     --------
                                         -

  Deferred

    Federal                           (43,128)
    State                            (175,485)
                                     --------
                                     (218,613)

    Valuation allowance increase      218,613
                                     --------
                                         -
                                     --------
                                     $   -
                                     ========

The categories of temporary differences that give rise to deferred tax assets and liabilities were as follows:

                                        Federal          State
                                        -------          -----
  Deferred Tax Assets:

    Net operating loss carryforward   $  175,485       $ 43,128
    Valuation allowance                 (175,485)       (43,128)
                                      ----------       --------
Net Deferred Tax Asset                $     -          $  -
                                      ==========       ========

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences are deductible and carryforwards are available. Due to the uncertainty of the Company's ability to realize the benefit of the deferred tax assets, the net deferred tax assets were fully offset by a valuation allowance at December 31, 2006.

The Company has a net operating loss carryforward for Federal income tax purposes of approximately $500,000 on a tax-reporting basis. The carryforward will begin to expire in 2026, if not utilized.

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company has a note payable to a stockholder. Interest paid to the stockholder for the years ended December 31, 2006 and 2005 was $9,867 and $6,885, respectively.

During 2006 and 2005, a stockholder provided legal services to the Company. Total fees paid for theses services were $23,023 and $2,000 for the years ended December 31, 2006 and 2005, respectively.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents, Receivables, Accounts Payable, Accrued Expenses and Notes Payable - Stockholder

The carrying amount approximates fair market value because of the short maturity of those instruments

Convertible Notes Payable

The carrying amounts approximate estimated fair market value.

NOTE 10 - SUBSEQUENT EVENT

On March 12, 2007, TelVue acquired all of the issued and outstanding stock of the Company for a purchase price of $6.1 million in cash plus the forgiveness of the note described in Note 5.

EXHIBIT 99.4

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Financial Statements are based on the historical financial statements of TelVue Corporation ("TelVue") and the historical financial statements of Princeton Server Group, Inc. ("PSG").

The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the PSG acquisition as if it had occurred as of December 31, 2006 and the Unaudited Pro Forma Consolidated Statements of Operations give effect to the PSG acquisition as if it had occurred as of January 1, 2006. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what TelVue's financial position or results of operations would actually have been had the PSG acquisition in fact occurred on such dates or to project TelVue's financial position or results of operations for any future date or period. The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of TelVue (included in TelVue's Form 10-KSB, dated March 29, 2007) and PSG (included elsewhere in this Form 8-K/A)

The Unaudited Pro Forma Consolidated Financial Statements give effect only to the adjustments set forth in the accompanying notes and do not reflect any benefits anticipated by management as a result of the PSG acquisition


TelVue Corporation
Unaudited Pro Forma Consolidated Balance Sheet
December 31, 2006

                             Historical  Historical    Pro Forma     TelVue
                              TelVue        PSG       Adjustments   Pro Forma
-------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS

    Cash and cash
      equivalents           $  191,157  $  156,982    $   -         $  348,139
    Accounts receivable
     - trade, net              392,134     338,747        -            730,881
    Inventory                     -         68,888        -             68,888
    Prepaid expenses            62,328       3,095        -             65,423
                            ----------  -----------   ----------     ---------
TOTAL CURRENT ASSETS           645,619     567,712        -          1,213,331

NOTE RECEIVABLE                400,329        -        (400,329)(a)       -

PROPERTY AND EQUIPMENT, net    897,498      65,191       63,719 (a)  1,026,408

DEFINITE-LIVED INTANGIBLE
 ASSETS, net                      -         10,538    4,538,182 (a)  4,548,720

INDEFINITE-LIVED INTANGIBLE
   ASSETS - GOODWILL              -           -       1,354,612 (a)  1,354,612

INDEFINITE-LIVED INTANGIBLE
  ASSETS - OTHER                  -           -         397,260 (a)    397,260

  OTHER ASSETS                   8,800        -           -              8,800
                            ----------   ---------   ----------     ----------
                            $1,952,246   $ 643,441   $5,953,444    $ 8,549,131
                            ==========   =========   ==========    ===========


LIABILITIES AND STOCKHOLDERS' DEFICIT

  CURRENT LIABILITIES
    Accounts payable        $  105,109   $ 129,145   $     -       $   234,254
    Accrued expenses           374,568      95,949         -           470,517
    Note payable -
    stockholder, current           -       100,000         -           100,000
    Deferred service revenue   153,041     171,791         -           324,832
                            ----------    --------    ---------      ---------
TOTAL CURRENT LIABILITIES      632,718     496,885        -          1,129,603

LINES OF CREDIT - MAJORITY
  STOCKHOLDER                2,600,000        -       6,100,000 (a)  8,700,000

NOTE PAYABLE - MAJORITY
  STOCKHOLDER                  541,000        -          -             541,000

ACCRUED INTEREST - MAJORITY
  STOCKHOLDER                  111,735        -          -             111,735

CONVERTIBLE NOTE PAYABLE           -       400,329    (400,329)(a)        -

STOCKHOLDERS' DEFICIT
  Common Stock                 483,564      39,630     (39,630) (a)    483,564
  Additional paid-in capital 4,874,656     945,275    (945,275) (a)  4,874,656
  Accumulated deficit       (7,291,427) (1,238,678)  1,238,678  (a) (7,291,427)
                            -----------  ---------- ----------     -----------
                            (1,933,207)   (253,773)    253,773      (1,933,207)
                             -----------  ---------- ----------     -----------
                            $1,952,246   $ 643,441  $5,953,444     $ 8,549,131
                            ===========  ========== ==========     ===========


See Notes to Unaudited Pro Forma Consolidated Financial Statements.


TelVue Corporation

Unaudited Pro Forma Consolidated Statement of Operations
Three Months Ended March 31, 2007

                              Historical  Historical  Pro Forma      TelVue
                               TelVue        PSG     Adjustments    Pro Forma
--------------------------------------------------------------------------------
REVENUES                    $  612,396   $ 290,545    $   -        $   902,941

COST OF REVENUES               280,793     126,372         -           407,165
                            -----------  ----------   -----------  -----------

GROSS PROFIT                   331,603     164,173         -           495,776


OPERATING EXPENSES
   Selling and marketing       403,753     150,168         -           553,921
   General and administrative  355,489     311,183         -           666,672
   Depreciation and
    amortization               101,616       6,571      (6,571) (b)    241,538
                                                         6,485  (c)
                                                       133,437  (d)
                             ----------   ---------   ----------   -----------
                               860,858     467,922     133,351       1,462,131
                             ----------   ---------   ---------    -----------
OPERATING LOSS                (529,255)   (303,749)   (133,351)       (966,355)

 OTHER INCOME (EXPENSE)
   Interest income              30,415         139       -              30,554
   Interest expense            (98,807)     (1,667)   (100,937)(e)    (201,411)
                             -----------  ----------  ----------    -----------
                               (68,392)     (1,528)   (100,937)       (170,857)
                             -----------  ----------  ----------    -----------

NET LOSS                     $(597,647)   $(305,277) $(234,288)    $(1,137,212)
                             ===========  ========== ==========    ============

BASIC AND DILUTED LOSS
   PER COMMON SHARE          $   (0.01)                              $  (0.02)
                             ===========                            ===========


See Notes to Unaudited Pro Forma Consolidated Financial Statements.


TelVue Corporation
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2006


                             Historical   Historical   Pro Forma     TelVue
                               TelVue        PSG      Adjustments   Pro Forma
-------------------------------------------------------------------------------

REVENUES                    $ 2,089,397   $1,833,376 $     -       $ 3,922,773

COST OF REVENUES              1,040,224      962,994       -         2,003,218
                            -----------   ---------- ------------  -----------
GROSS PROFIT                  1,049,173      870,382        -        1,919,555

OPERATING EXPENSES
  Selling and marketing       1,468,776      675,839       -         2,144,615
  General and administrative  1,096,941    1,136,865       -         2,233,806
  Depreciation and
     amortization               232,765       32,853     (32,853)(b)   899,190
                                                          25,941 (c)
                                                         640,484 (d)
                            ------------   ---------- -----------   -----------
                              2,798,482    1,845,557     633,572     5,277,611
                            ------------   ---------- -----------   -----------
OPERATING LOSS               (1,749,309)    (975,175)   (633,572)   (3,358,056)


OTHER INCOME (EXPENSE)
  Interest income                17,819        5,245         -          23,064
  Interest expense             (110,025)     (15,461)   (606,812)(e)  (732,298)
  Gain on sales of equipment      7,000         -            -           7,000
                            ------------   ----------  -----------  -----------
                                (85,206)     (10,216)    (606,812)    (702,234)
                            ------------   ----------  -----------  -----------
NET LOSS                    $(1,834,515) $  (985,391) $(1,240,384) $(4,060,290)
                            ============ ============  =========== ============
BASIC AND DILUTED LOSS
  PER COMMON SHARE              $ (0.04)                            $  ( 0.08)
                              ==========                            ==========

See Notes to Unaudited Pro Forma Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the
 PSG acquisition as if it had occurred as of December 31, 2006 and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2006 and for the three months ended March 31, 2007, give effect to the PSG acquisition as if it had occurred on January 1, 2006. The following pro forma adjustments have been made to the Unaudited Pro Forma Consolidated Financial Statements to reflect the PSG acquisition.

(a) To record the acquisition of PSG. The Company is in the process of obtaining a third-party valuation for many of the assets and liabilities acquired, and the preliminary estimates are subject to adjustment when the third party valuation is finalized. Accordingly, subsequent revisions to these preliminary estimates should be expected and may be material.
The preliminary amount of the purchase price allocated to software is $3,600,000, to patent applications is $788,000, to other finite-lived intangible assets is $160,000, to trademarks is $397,000 and to goodwill at December 31, 2006 would have been approximately $1,400,000. The trademarks have been assigned an indefinite life.

(b)  To reverse historical depreciation and amortization of PSG.

(c) To record depreciation of property and equipment acquired from PSG.

(d) To record amortization expense of definite-lived intangible assets acquired from PSG.

(e) To record additional interest expense as a result of $6,100,000 of additional debt incurred with the acquisition of PSG.

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